                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Registration Statement on Form F-4
(file no.333-66973) of AerCo Limited of our reports dated December 2, 1997 (except with respect to matters described in Notes 6 and 10, as to which date is March 8, 1999) and June 23, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants
St Helier, Jersey

April 14, 1999